Exhibit 99.4

Execution Version

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT (“Agreement”) is made as of April 21, 2017, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Seller”), and APEG ENERGY II, LP (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement referred to below.

RECITALS

A. WHEREAS, Energy One LLC (the “Borrower”) is party to that certain Credit Agreement (such agreement, as heretofore amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), dated as of July 30, 2010, by and between the Borrower, as borrower, and Seller, as administrative agent (in such capacity, the “Administrative Agent”) and as sole lender (in such capacity, the “Lender”), pursuant to which the Lender has made certain Loans to the Borrower.

B. As of the date hereof, the outstanding principal balance of the Loans made by the Seller to the Borrower under the Credit Agreement is $6,000,000.00, and the outstanding balance of accrued and unpaid interest on such Loans is $7,890.41.

C. The Buyer has requested that the Seller sell the Assigned Interest (as defined in Section 1.01 of this Agreement) to the Buyer and permit the Buyer to assume all rights and obligations associated therewith (the “Sale”). The Seller is willing to accede to said request, but only on and subject to all of the terms and conditions set forth herein, and only on the understanding by the Buyer that the Sale and the other transactions contemplated herein (i) ARE MADE WITHOUT ANY RECOURSE TO OR AGAINST THE SELLER IN ANY WAY WHATSOEVER, and (ii) ARE MADE WITHOUT ANY REPRESENTATIONS OR WARRANTIES BY THE SELLER OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT.

D. Concurrently with the Sale, the Seller and the Buyer intend to enter into that certain Master Assignment, Resignation and Appointment Agreement (the “Master Assignment”), pursuant to which, among other things, as of the effective date set forth therein, (i) the Seller, in its capacity as Administrative Agent under the Credit Agreement, will assign all of the Liens and security interests in the collateral held by it as security for the Indebtedness and (ii) the Majority Lenders will appoint the Buyer, as successor Administrative Agent under the Credit Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual agreements contained in this Agreement and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF LOAN

SECTION 1.01. Sale and Purchase of Loans; Assignment and Assumption. Subject to and upon the terms and conditions of this Agreement, the Seller hereby irrevocably sells, assigns and transfers to the Buyer, WITHOUT RECOURSE OR RETAINED LIABILITY OF ANY KIND, and the Buyer hereby irrevocably purchases and assumes from the Seller, effective as of the Effective Date (as defined below): all of the Seller’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and interests identified in the grid below of all of such outstanding rights and obligations of the Seller under the Credit Agreement (including any Letters of Credit), including, without limitation, the Maximum Credit Amount and the Commitment of the Seller specified in the grid below and all of the Loans specified in the grid below owing to the Seller which are outstanding on the Effective Date, together with all participations in Letters of Credit and LC Disbursements related thereto held by the Seller on the Effective Date, but excluding accrued interest and fees to and excluding the Effective Date, such that, after giving effect to such sale, assignment, purchase and assumption, the Buyer will have purchased and assumed from the Seller the Commitment, Maximum Credit Amount and Loans (and participations in Letters of Credit and LC Disbursements related thereto) specified in the grid below (the rights and obligations sold and assigned by the Seller pursuant to this Section 1.01 being referred to herein collectively as the “Assigned Interest”). SUCH SALE AND ASSIGNMENT IS WITHOUT RECOURSE TO THE SELLER AND, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, WITHOUT REPRESENTATION OR WARRANTY BY THE SELLER. By its signature below, the Seller in its capacity as Administrative Agent under the Credit Agreement immediately prior to the Effective Date hereby (i) consents to the Sale and (ii) waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Sale. The Seller shall have no duty or obligation to notify the Borrower or any third party regarding the Sale and transfer of the Loans to the Buyer.

Assigned Interest:

Seller	Maximum Credit Amount Assigned	Commitment Assigned	Principal Amount Of Loans Assigned	Percentage Assigned Of Commitments/loans
Wells Fargo Bank, National Association	$100,000,000	$6,000,000	$6,000,000	100%

SECTION 1.02. Purchase Price. The Buyer agrees to purchase the Assigned Interest from the Seller for the sum of FIVE MILLION SEVEN THOUSAND EIGHT HUNDRED NINETY DOLLARS AND 41/100 ($5,007,890.41) (as adjusted for the Per Diem set forth below, the “Purchase Price”). The Buyer shall pay to the Seller the Purchase Price, by wire, in immediately available funds, on or prior to the Effective Date, to the following account in accordance with the following wire transfer instructions:

Wells Fargo Bank, National Association
ABA #	121000248
Acct. #	CRG OPS ADMIN/
00027144050720
Ref:	Energy One LLC
Loan/Obligor #	1733372962
Obligation #	42
Assigned Unit #	0168312

The Purchase Price shall be recalculated to include an additional $1,315.07 per day for each day after the date hereof through and including the Effective Date (the “Per Diem”).

SECTION 1.03. Termination. Except as otherwise agreed in writing by the Buyer and the Seller, if the Effective Date does not occur on or prior to 5:00 p.m., Houston, Texas time on May 4, 2017, this Agreement shall automatically terminate and shall be void and of no further force or effect (except as set forth in Section 5.07). Without limiting the provisions of Section 5.04, the Buyer and the Seller agree that any such termination shall be without recourse or liability to the other party and neither party shall be entitled to seek damages (whether at law or in equity) in respect of such termination.

SECTION 1.04. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Seller for amounts which have accrued to but excluding the Effective Date and to the Buyer for amounts which have accrued from and after the Effective Date.

ARTICLE II
CONDITIONS

SECTION 2.01. Conditions Precedent to the Buyer’s Obligations. Each of the obligations of the Buyer under this Agreement is subject to the fulfillment of each of the following conditions precedent:

(a) The Buyer shall have completed a satisfactory due diligence review of the Loan Documents;

(b) Each of the representations, warranties and acknowledgments of the Seller set forth in this Agreement shall be true and correct;

(c) The Buyer shall have received duly executed counterparts of this Agreement and the Master Assignment, and the Master Assignment shall be in form and substance satisfactory to the Buyer; and

(d) Neither the Borrower nor any Guarantor shall have sold Oil and Gas Properties since the date of this Agreement which, individually or in the aggregate, result in the Borrower and/or any Guarantor receiving net cash proceeds exceeding $250,000.00.

The Buyer shall promptly notify the Seller in writing (which may be via email) upon satisfaction of the conditions precedent specified in this Section 2.01.

SECTION 2.02. Conditions Precedent to the Seller’s Obligations. Each of the obligations of the Seller under this Agreement is subject to the fulfillment of each of the following conditions precedent:

(a) The Buyer shall have paid the Seller the Purchase Price by wire transfer, in immediately available funds, and the Seller shall have received confirmation of receipt of the Purchase Price;

(b) Each of the representations, warranties and acknowledgments of the Buyer set forth in this Agreement shall be true and correct;

(c) The Seller shall have received duly executed counterparts of this Agreement and the Master Assignment, and the Master Assignment shall be in form and substance satisfactory to the Seller; and

(d) The Seller shall have received from or on behalf of the Borrower, all accrued and unpaid fees and other expenses due and payable under the Loan Documents (other than the principal amount of the Loans and accrued interest on the Loans), including, but not limited to, the fees of Paul Hastings LLP and the fees of Glenwood Management, LLC.

The Seller shall promptly notify the Buyer in writing (which may be via email) upon satisfaction of the conditions precedent specified in this Section 2.02.

The “Effective Date” shall occur on the date on which each of the Seller and the Buyer has received the written confirmation specified in Sections 2.01 and 2.02 above.

ARTICLE III

REPRESENTATIONS

SECTION 3.01. Seller’s Representations. The Seller makes no representations or warranties to the Buyer of any kind whatsoever with respect to the Assigned Interest or any of the Loan Documents or otherwise, except that the Seller represents to the Buyer that: (i) the Seller is a national banking association under the laws of the United States; (ii) the person executing this Agreement on behalf of the Seller has full power and authority to bind the Seller to this Agreement; (iii) the Seller is the legal and beneficial owner of its Assigned Interest; (iv) the Seller has not heretofore transferred, assigned or encumbered the Assigned Interest, in whole or in part, to any other Person; and (v) the Seller has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

SECTION 3.02. Buyer’s Representations. The Buyer hereby represents and warrants to the Seller that:

(a) (i) the Buyer satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (ii) from and after the Effective Date, the Buyer shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) the Buyer has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if the Buyer is a Foreign Lender, attached to this Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Buyer; (v) the Buyer will, independently and without reliance on the Administrative Agent, the Seller or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (vi) the Buyer will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(b) The Buyer is a sophisticated investor with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of the transaction contemplated by this Agreement. The Buyer has conducted an independent investigation of the Borrower with respect to the Loans and has reviewed the Credit Agreement. The Buyer has conducted its own review and analysis in making the decision to purchase the Assigned Interest. The Buyer has made such decision without any advice or encouragement from the Seller, and is not relying on any representations, warranties or other statements made by the Seller or any of the Seller’s present or former affiliates, partners, directors, officers, employees, and external legal, investment or other professional advisors (“Representatives”) with respect to the Borrower, the Guarantors, the Subsidiaries, their Affiliates, their respective businesses, the Credit Agreement and the other Loan Documents, the Assigned Interest or otherwise, other than the representations and warranties of the Seller expressly set forth in this Agreement. The Buyer is voluntarily undertaking its obligations under this Agreement with full awareness of the significance and risks.

(c) The Buyer is a limited liability company validly existing and in good standing under the laws of the State of Texas and has all necessary legal authority to transact the business contemplated herein. The Buyer has the power and authority to purchase and assume the Assigned Interest from the Seller, to execute and deliver this Agreement and the Master Assignment, to consummate the other transactions contemplated hereby and to become a Lender under the Credit Agreement. When executed and delivered by the Buyer, this Agreement shall constitute a valid and binding agreement of the Buyer, enforceable in accordance with its express terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The person executing this Agreement on behalf of the Buyer has full power and authority to bind the Buyer to this Agreement.

(d) There are no conditions precedent to the effectiveness of this Agreement as against the Buyer that have not been satisfied or waived.

(e) The Buyer has not dealt with any broker, investment banker, agent or other Person, other than the Seller, that may be entitled to any commission or compensation in connection with the purchase of the Assigned Interest or the consummation of any of the transactions contemplated hereby.

ARTICLE IV

ACKNOWLEDGMENTS AND AGREEMENTS

SECTION 4.01. The Seller Remains Owner Until Effective Date; Administrative Agent Resignation and Agency Transition Period.

(a) The Buyer acknowledges and agrees that the Seller remains the owner of the Assigned Interest until the Effective Date occurs and the Buyer has satisfied all terms and conditions under this Agreement, including without limitation, the payment in full to the Seller of the Purchase Price.

(b) On the Effective Date, the Seller shall resign as Administrative Agent (the “Resigning Agent”) and as Issuing Bank under the Credit Agreement by written notice to the Borrower and the Lenders. The Buyer and Seller hereby acknowledge and agree that upon such resignation, the Resigning Agent shall be discharged from its duties and obligations as Administrative Agent under the Credit Agreement any any other Loan Document as and to the extent provided under Section 11.06 of the Credit Agreement.

(c) From and after the Effective Date, the Administrative Agent shall have no duties or obligations whatsoever to the Buyer, any Lender or any other party to the Credit Agreement or any other Loan Document (whether in the capacity of Administrative Agent, in its individual capacity or otherwise); provided that during the period (the “Agency Transition Period”) commencing on the Effective Date through but excluding the date that the successor Administrative Agent is appointed pursuant to terms and conditions set forth in the Master Assignment (the “Agency Transition Date”), the Resigning Agent hereby acknowledges and agrees that (i) all of the liens on and security interests in the collateral in favor of the Resigning Agent for the benefit of the Lenders shall continue to be held by the Resigning Agent, as non-fiduciary agent for the Lenders, for the benefit of the Lenders and (ii) to the extent that it holds or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) over, or is otherwise noted as a lienholder on any certificate of title or insurance endorsement constituting, any collateral pursuant to the Loan Documents, the Resigning Agent agrees to hold or control such collateral as bailee and as non-fiduciary agent for the Lenders (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC and applicable certificate of title laws), in each case solely for the purpose of perfecting the security interest granted under the Loan Documents. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein or in any Loan Document, the Resigning Agent shall not (i) be required to take any action whatsoever (including any remedial action) under the Loan Documents, at law or equity or otherwise, (ii) be subject to any fiduciary or other implied duties or (iii) have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to any Borrower, any Guarantor or any of their respective Affiliates that is communicated to or obtained by the Resigning Agent, its sub-agents or any of their respective Related Parties.

(d) Notwithstanding its resignation as the Administrative Agent and notwithstanding anything herein or in any other Loan Document to the contrary, the Resigning Agent (in its capacity as the Administrative Agent under the Credit Agreement and in its capacity as the bailee and non-fiduciary agent for the Lenders as expressly provided herein), its sub-agents and their respective Related Parties shall have the full benefit of the protective provisions of the Loan Documents (including but not limited to, Article XI, Section 12.03 and Section 12.05 of the Credit Agreement) and such protective provisions shall continue to inure to the benefit of the Seller, its sub-agents, and their respective Related Parties as to any actions taken or omitted to be taken by any of them while the Resigning Agent was acting as Administrative Agent under the Credit Agreement and the other Loan Documents, or in its capacity as the bailee and non-fiduciary agent for the Lenders as expressly provided herein.

(e) The parties hereto expressly acknowledge and agree that the Resigning Agent shall have no responsibility or liability in connection with (i) any actions or omissions taken or not taken by the Buyer or the successor Administrative Agent or (ii) any actions or omissions taken or not taken by any Person on or after the Agency Transition Date. The Resigning Agent shall have no implied responsibility or liability under the Credit Agreement with respect to its actions or inactions under this Agreement or the Loan Documents.

(f) In the event that during the Agency Transition Period, the Resigning Agent receives (i) any proceeds of collateral or (ii) any funds in respect of any Loans that are due to any Lender, in each case, which are delivered to it in its capacity as Administrative Agent under the Loan Documents, then subject to Sections 4.01(d) and (e) above, the Resigning Agent will forward promptly such proceeds or funds to the successor Administrative Agent in the same form as received.

(g) Without limiting the other provisions of this Agreement, the Buyer agrees to reimburse the Resigning Agent for its reasonable and documented fees, costs and expenses (including attorneys’ fees and expenses) incurred during the Agency Transition Period in connection with its role as the bailee and non-fiduciary agent for the Lenders as expressly provided in this Agreement (including any action taken by the Resigning Agent in connection therewith). The foregoing agreement shall be without prejudice to any rights or remedies of the Buyer to receive reimbursement or contribution thereof, or indemnification therefor, from the Borrower, any Guarantor, the other Lenders, or any other person or entity under or in connection with the Credit Agreement and the other Loan Documents.

SECTION 4.02. Assumption. The Buyer acknowledges that all risk of loss in connection with the Loans, the Credit Agreement, the other Loan Documents and the Assigned Interest shall be borne by the Buyer upon the Sale, from and after the Effective Date, including, without limitation, any casualty or condemnation involving the collateral for the Loans.

SECTION 4.03. Deposit Accounts. If the Borrower or any Guarantor maintains any deposit accounts, securities accounts or commodity accounts with the Seller, nothing in this Agreement shall be construed to include such accounts, or any funds therein, as part of the Assigned Interest conveyed hereunder, notwithstanding that Liens and security interests on such accounts may constitute part of the Assigned Interest.

SECTION 4.04. Limitation of Seller’s Liability; No Reliance. The Buyer acknowledges and agrees that the Seller (including in its capacity as the Resigning Agent) shall not be responsible or liable for, and makes no representation or warranty with respect to, (i) the execution, legality, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any of the Assigned Interest, (ii) any representations, warranties, recitals or statements made in the Credit Agreement or any other Loan Document or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made to the Buyer or by or on behalf of the Borrower, any Guarantor or any Subsidiary or any of their Affiliates to the Seller or the Buyer in connection with this Agreement, the Sale, the Assigned Interest, the Credit Agreement or any other Loan Document or the transactions contemplated hereby or thereby, (iii) the financial condition or business affairs of the Borrower, any Guarantor, any Subsidiary, any of their respective Affiliates or any other Person liable for the payment of any Indebtedness or the performance or observance by the Borrower, any Guarantor, any Subsidiary, any of their respective Affiliates or any other Person of any of its obligations under the Credit Agreement, any other Loan Documents or any other instrument or document furnished pursuant thereto, (iv) the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, the Security Instruments, any other Loan Documents or any other instrument or document furnished pursuant thereto, (v) the existence or basis for any claim, counterclaim, defense or offset relating to the Loans or the transactions contemplated by the Credit Agreement or the other Loan Documents, (vi) the compliance of the Loans, the other Loan Documents and the Assigned Interest with any applicable laws, ordinances, rulings or regulations of any Governmental Authority, (vii) the condition or value of any collateral. The Buyer further acknowledges and agrees that (a) the Seller (including in its capacity as the Resigning Agent) has not ascertained or inquired, and shall not be required to ascertain or inquire, as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Credit Agreement, the other Loan Documents or the Assigned Interest, or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default, Event of Default or Borrowing Base Deficiency, (b) it has made its own independent investigation of the Borrower, the Guarantors, any Subsidiary and their respective Affiliates in connection with its decision to purchase the Assigned Interest and (c) the Seller (including in its capacity as the Resigning Agent) shall have no duty or responsibility, either initially or on a continuing basis, to make any investigation on behalf of the Buyer or to provide the Buyer with any credit or other information with respect to the Borrower, any Guarantor, any Subsidiary or any of their respective Affiliates, whether coming into its possession before or after the Effective Date. The Buyer hereby confirms that it is not relying on any representations, warranties or other statements made by the Seller with respect to the Borrower, any Guarantor, any Subsidiary, any of their respective Affiliates, their respective businesses, the Loans, the Loan Documents, the Assigned Interest or otherwise, other than the representations and warranties of the Seller expressly set forth in this Agreement.

SECTION 4.05. Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Buyer acknowledges that the Seller (including while it is serving as the Resigning Agent) shall have no duty or obligation to deliver to Buyer underwriting files, reports, applications, financial information, correspondence or any other information related to the Loans, the Borrower, any Guarantor, any Subsidiary, any of their respective Affiliates, the Loan Documents or the Assigned Interest (the “Excluded Assets”). The Excluded Assets are expressly excluded from the Sale and the Buyer shall not be entitled to the Excluded Assets under any circumstances. The terms and conditions of this Section 4.05 shall survive the consummation of the Sale and the occurrence of the Effective Date.

SECTION 4.06. Letters of Credit. The Buyer covenants and agrees with the Seller that the Buyer, in its capacity as Lender, will not enter into any amendment, waiver, consent or other modification to the Credit Agreement or any other Loan Document so as to permit the issuance of any Letter of Credit after the Effective Date.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Covenant Not To Sue. The Buyer shall not institute or prosecute (or, except to the extent required by law, in any way aid, assist, or cooperate with the institution or prosecution of) any action, suit, hearing or other proceeding of any kind, nature or character at law, admiralty or in equity against the Seller (whether in its individual capacity, in its capacity as Administrative Agent or Lender, or otherwise) or any of its Representatives, in order to collect, enforce, declare, assert, establish or otherwise raise any defense, claim, cause of action, contract, liability, indebtedness or obligation related to the Loans, the Loan Documents or the Assigned Interest, or which arises out of any fact, contract, condition, claim, cause of action, indebtedness, liability, obligation, event, action, omission, circumstance, or other matter or reason of any kind which is the basis for any such defense, claim, cause of action, liability, indebtedness or obligation under the Loans, the Loan Documents or the Assigned Interest.

SECTION 5.02. No Third Party Beneficiaries. This Agreement, the Master Assignment and the other documents referred to herein and therein are made for the exclusive benefit and protection of the parties hereto, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with this Agreement. There are no third party beneficiaries.

SECTION 5.03. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Trial By Jury.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED BENEATH ITS SIGNATURE HERETO, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.03.

SECTION 5.04. Release; Indemnification.

(a) FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE BUYER, FOR ITSELF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, FULLY AND FOREVER RELEASES, HOLDS HARMLESS, DISCHARGES AND ACQUITS THE SELLER AND ITS REPRESENTATIVES FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, JUDGMENTS, REMEDIES, CAUSES OF ACTION, COSTS (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND ALL COSTS OF COURT OR OTHER PROCEEDINGS), EXPENSES AND LOSSES OF ANY KIND OR NATURE INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY (INCLUDING, WITHOUT LIMITATION, OFFSETS, REDUCTIONS, REBATES AND CLAIMS WITH RESPECT TO THE JOINT, SOLE OR CONCURRENT NEGLIGENCE OF ANY OF THE SELLER OR ITS REPRESENTATIVES), WHETHER ARISING AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, CLAIMS OF FRAUD, DURESS, MISTAKE, TORTIOUS INTERFERENCE OR USURY), WHETHER BROUGHT BY THE BORROWER, ANY GUARANTOR, ANY SUBSIDIARY, ANY OF THEIR RESPECTIVE AFFILIATES, THE BUYER OR ANY OTHER PERSON, WHETHER PRESENTLY POSSESSED OR POSSESSED IN THE FUTURE, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, WHETHER PRESENTLY ACCRUED OR TO ACCRUE HEREAFTER, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, FOR OR BECAUSE OF OR AS A RESULT OF ANY ACT, OMISSION, COMMUNICATION, TRANSACTION, OCCURRENCE, REPRESENTATION, PROMISE, DAMAGE, BREACH OF CONTRACT, FRAUD, VIOLATION OF ANY STATUTE OR LAW, COMMISSION OF ANY TORT, OR ANY OTHER MATTER WHATSOEVER OR THING DONE, OMITTED OR SUFFERED TO BE DONE BY THE SELLER OR ANY OF ITS REPRESENTATIVES, INSOFAR AS THE SAME ARISE OUT OF OR IN ANY WAY RELATE TO THIS AGREEMENT, THE MASTER ASSIGNMENT, THE SALE, THE LOANS, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE ASSIGNED INTEREST OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHICH HAVE OCCURRED IN WHOLE OR IN PART, OR WERE INITIATED AT ANY TIME UP TO AND THROUGH THE EFFECTIVE DATE. THE BUYER ACKNOWLEDGES THAT THE AGREEMENTS CONTAINED IN THIS SECTION 5.04(A) ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, THE MASTER ASSIGNMENT, THE SALE, THE LOANS, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE ASSIGNED INTEREST OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) THE BUYER HEREBY AGREES TO INDEMNIFY AND FULLY AND FOREVER RELEASES, DISCHARGES, HOLDS HARMLESS AND ACQUITS THE SELLER (FOR THE AVOIDANCE OF DOUBT, INCLUDING IN ITS CAPACITY AS THE RESIGNING AGENT) AND ITS REPRESENTATIVES FROM AND AGAINST (A) ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, JUDGMENTS, REMEDIES, CAUSES OF ACTION, COSTS (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND ALL COSTS OF COURT OR OTHER PROCEEDINGS), EXPENSES AND LOSSES OF ANY KIND OR CHARACTER (COLLECTIVELY, “CLAIMS”) THAT ARE ASSERTED AGAINST THE SELLER BY ANY PERSON IF THE CLAIM DIRECTLY OR INDIRECTLY RELATES TO A CLAIM THAT SUCH PERSON HAS OR ASSERTS AGAINST THE BUYER OR ITS REPRESENTATIVES; (B) ANY AND ALL CLAIMS THAT ARE ASSERTED AGAINST THE SELLER IF THE CLAIM DIRECTLY OR INDIRECTLY RELATES TO THE RELATIONSHIP BETWEEN THE BUYER AND THE SELLER UNDER THIS AGREEMENT, THE MASTER ASSIGNMENT, THE SALE, THE LOANS, THE LOAN DOCUMENTS OR THE ASSIGNED INTEREST OR TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY ACTION TAKEN BY THE RESIGNING AGENT DURING THE AGENCY TRANSITION PERIOD; (C) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY DIRECTLY OR INDIRECTLY RELATED TO A CLAIM DESCRIBED IN CLAUSES (A) OR (B) ABOVE; AND (D) ANY AND ALL CLAIMS THAT THE SELLER SUFFERS OR INCURS AS A RESULT OF THE ASSERTION OF ANY OF THE FOREGOING. THE SELLER IS AUTHORIZED TO EMPLOY COUNSEL OF ITS OWN CHOOSING IN ENFORCING ITS RIGHTS HEREUNDER AND IN DEFENDING AGAINST ANY CLAIM OR ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING COVERED BY THIS SECTION 5.04(B). ANY OBLIGATION OR LIABILITY OF THE BUYER TO THE SELLER UNDER THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE LOANS. ALL AMOUNTS COVERED UNDER THIS INDEMNITY SHALL BE DUE AND PAYABLE TO THE SELLER FROM THE BUYER IMMEDIATELY UPON DEMAND BY THE SELLER.

SECTION 5.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.06. Entire Agreement: Amendments. This Agreement, the Master Assignment and any other documents referred to herein or therein supersede any and all previous agreements and understandings, oral or written, regarding the subject matter hereof and thereof. THIS AGREEMENT, THE MASTER ASSIGNMENT AND ANY OTHER DOCUMENTS REFERRED TO HEREIN OR THEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement may be modified or amended only by an agreement in writing signed by each of the parties hereto. This Agreement shall not be construed against the Seller simply because the Seller participated in the drafting of this Agreement.

SECTION 5.07. Survival. All covenants, agreements, representations and warranties made by the Buyer herein shall be considered to have been relied upon by the Seller and shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Seller or on its behalf, and shall continue in full force and effect until the Effective Date. The provisions of Section 4.01, Section 4.05, Section 4.06 and this Article V shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the occurrence of the Effective Date, assignment of the Assigned Interest, or the termination of this Agreement.

SECTION 5.08. Severability. Any provision of this Agreement, the Master Assignment or any other document referred to herein or therein held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.09. Reinstatement. Notwithstanding anything herein to the contrary, if at any time all or any part of the Purchase Price is or must be rescinded or returned by the Seller or any affiliate thereof for any reason whatsoever (including the insolvency, bankruptcy, reorganization or similar proceeding involving any Person), all or the applicable portion of the Assigned Interest, to the extent that such payment is or must be rescinded or returned to the Buyer, shall be deemed held by the Seller, and the Seller shall have all rights with respect to such portion of the Assigned Interest, all as though the Sale with respect to such portion had not been made.

SECTION 5.10. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax to the address for such party specified on the signature page hereto. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 5.11. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE MASTER ASSIGNMENT AND THE DOCUMENTS REFERRED TO HEREIN AND THEREIN AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT, THE MASTER ASSIGNMENT AND THE DOCUMENTS REFERRED TO HEREIN AND THEREIN; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT, THE MASTER ASSIGNMENT AND THE DOCUMENTS REFERRED TO HEREIN AND THEREIN; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT, THE MASTER ASSIGNMENT AND THE DOCUMENTS REFERRED TO HEREIN AND THEREIN AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT, THE MASTER ASSIGNMENT AND THE DOCUMENTS REFERRED TO HEREIN AND THEREIN RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT, THE MASTER ASSIGNMENT AND THE DOCUMENTS REFERRED TO HEREIN AND THEREIN ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on the date beneath its signature.

APEG ENERGY II, LP

By: APEG Energy II GP, LLC, its general partner

By:	/s/ Patrick Duke
Name:	Patrick Duke
Title:	Manager

By:	/s/ Paul Haarman
Name:	Paul Haarman
Title:	Manager

Date:	4-21-2017

Address for notices:
Angelus Private Equity Group, LLC
Attention: Patrick Duke and Paul Haarman
3305 Northland, Suite 101
Austin, Texas 78731
Email: pduke@apegtx.com and phaarman@apegtx.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Fults
Name:	Patrick Fults
Title:	Director

Date:	4-21-2017

Address for notices:

Wells Fargo Bank, National Association
Attention: Patrick Fults, Director
1000 Louisiana St., 9th Floor
Houston, TX 77002
Fax: 713-319-1925
Email: Patrick.j.fults@wellsfargo.com

Signature Page to Energy One Loan Sale Agreement